GLICKENHAUS VALUE PORTFOLIOS,
                      THE 1997 EQUITY COLLECTION, SERIES I



                            REFERENCE TRUST AGREEMENT


                  This Reference Trust Agreement (the "Agreement") dated January 23, 1997 between Glickenhaus & Co., as Depositor and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Glickenhaus Value Portfolios, The 1996 Equity Collection, and Subsequent Series, Trust Indenture and Agreement" dated January 24, 1996 and as amended in part by this Agreement (collectively, such documents hereinafter called the "Indenture and Agreement"). This Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.


                                WITNESSETH THAT:

                  WHEREAS, this Agreement is a Reference Trust Agreement as defined in Section 1.1 of the Indenture, and shall be amended and modified from time to time by an Addendum as defined in Section 1.1 (1) of the Indenture, such Addendum setting forth any Additional Securities as defined in Section 1.1 (2) of the Indenture;

                  WHEREAS, the Depositor wishes to deposit Securities, and any Additional Securities as listed on any Addendums hereto, into the Trust and issue Units, and Additional Units as the case maybe, in respect thereof pursuant to Sections 2.1 and 2.6 of the Indenture; and

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee as follows:

                                     Part I

                     STANDARD TERMS AND CONDITIONS OF TRUST

                  Section 1. Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


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                  Section 2. This Reference Trust Agreement may be amended and modified by Addendums, attached hereto, evidencing the purchase of Additional Securities which have been deposited to effect an increase over the number of Units initially specified in Part II of this Reference Trust Agreement ("Additional Closings"). The Depositor and Trustee hereby agree that their respective representations, agreements and certifications contained in the Closing Memorandum dated January 23, 1997, relating to the initial deposit of Securities continue as if such representations, agreements and certifications were made on the date of such Additional Closings and with respect to the deposits made therewith, except as such representations, agreements and certifications relate to their respective By-Laws and as to which they each represent that there has been no amendment affecting their respective abilities to perform their respective obligations under the Indenture.

                                     Part II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

                  Section 1. The following special terms and conditions are hereby agreed to:

                  (a) The Securities (including Contract Securities) listed in the Prospectus related to Glickenhaus Value Portfolios The 1997 Equity Collection, Series I have been deposited in the Trust under this Agreement (See Portfolio in Part A of the Prospectus which for purposes of this Indenture is the Schedule of securities or Schedule A).

                  (b) The number of Units delivered by the Trustee in exchange for the Securities referred to in Section 2.3 is 14,102.

                  (c) For the purposes of the definition of Unit in item (22) of
Section 1.1, the fractional undivided interest in and ownership of the Trust initially is 1/14102 as of the date hereof.

                  (d) The term Record Date shall mean the fifteenth day of June and December, commencing on June 15, 1997.

                  (e) The term Distribution Date shall mean the first business day of July and January, commencing on July 1, 1997.

                  (f)      The First Settlement Date shall mean January 28,
1997.

                  (g) For purposes of Section 6.1(g), the liquidation amount is hereby specified to be 40% of the aggregate value of the Securities at the completion of the Deposit Period.


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


                  (h) For purposes of Section 6.4, the Trustee shall be paid per annum $.85 per 100 Units, determined on the basis of the number of Units outstanding as of the Record Date preceding the Record Date on which the compensation is to be paid.

                  (i) For purposes of Section 7.4, the Depositor's maximum annual supervisory fee is hereby specified to be $.25 per 100 Units outstanding.

                  (j) The Liquidation Date shall be February 23, 1999, or the disposition of the last Security in the Trust.

                  (k) The fiscal year for the Trust shall end on September 30 of each year.

                  (l) For purposes of this Series of the Glickenhaus Value Portfolios, the form of Certificate set forth in Indenture shall be appropriately modified to reflect the title of this Series and represent as set forth above.

                  IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

                           [Signatures on separate pages]

                                       -3-
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

                                           GLICKENHAUS & CO.



                                           By:  /s/ James Vaccacio
                                                -------------------
                                                Attorney-in-Fact
                                                 for each of the
                                                General Partners


STATE OF NEW YORK    )
                                     ) ss.:
COUNTY OF NEW YORK                   )


                  I, Kelly McConvery, a Notary Public in and for the said County in the State aforesaid, do hereby certify that James Vaccacio, personally known to me to be the same whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act as Attorney-in-Fact for each of the General Partners, and as the free and voluntary act of said GLICKENHAUS & CO., for the uses and purposes therein set forth.

                  GIVEN, under my hand and notarial seal this 23rd day of January, 1997.


                                             /s/ Kelly McConvery
                                             -----------------------
                                                Notary Public


[SEAL]

Kelly McConvery
Notary Public, State of New York
No. 01MC5044884
Qualified in New York County
Commission Expires June 5, 1997


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


                                             THE BANK OF NEW YORK, Trustee


                                             By:  /s/ Jeffrey Cohen
                                                  -------------------
                                                  Vice President


ATTEST:


By:  /s/ Jenifer Dicker
     -------------------


(CORPORATE SEAL)


STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )


                  I, Emanuel T. Lytle, Jr., a Notary Public in and for the said County in the State aforesaid, do hereby certify that Jeffrey Cohen and Jenifer Dicker personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be a Vice President and Assistant Vice President, respectively, of The Bank of New York, appeared before me this day in person, and acknowledge that they signed, sealed with the corporate seal of The Bank of New York and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Vice President, respectively, and as the free and voluntary act of said The Bank of New York for the uses and purposes therein set forth.

                  GIVEN, under my hand and notarial seal this 21st day of January, 1997.



                                                  /s/ Emanuel T. Lytle, Jr.
                                                  ---------------------------
                                                       Notary Public


[SEAL]

Emanuel T. Lytle, Jr.
Notary Public, State of New York
No. 41-4696933
Qualified in Queens County
Commission Expires April 30, 1997

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